Exhibit 99.1
News Release
Nuance Acquires Philips Speech Recognition Systems,
Expands European Healthcare Business
Nuance’s Healthcare Business in North America and Europe Projected to Deliver Revenues
in Excess of $410 Million with Rapid Expansion of Operating Margins in Fiscal Year 2009
BURLINGTON, Mass., October 1, 2008 -Nuance Communications, Inc. (NASDAQ: NUAN) today announced that it has acquired Philips Speech Recognition Systems (PSRS), a business unit of Royal Philips Electronics (AEX: PHI, NYSE: PHG) and leader in speech recognition solutions, especially in the European healthcare market. With the combined resources of Nuance and PSRS, Nuance significantly enhances its ability to deliver innovative, speech-driven clinical documentation and communication solutions to healthcare organizations throughout Europe.
Through this transaction, Nuance expands upon its mission to transform the way healthcare organizations document patient care. In recent years, Nuance’s healthcare solutions have become the industry standard for automating clinical documentation in North America, targeting the estimated $10 billion spent annually for medical transcription alone. The opportunity for automated documentation solutions is also significant in Europe, where an estimated $2 billion is spent each year for manually processing clinical information and where governments have made substantial investments to digitize healthcare systems, such as the $24 billion applied to the National Health Service National Programme for IT in England.
“Nuance has been disciplined and focused in our pursuit of the healthcare opportunity in North America, a strategy that has paid dividends both in our rapid growth and the broad adoption of our solutions,” said Paul Ricci, chairman and CEO at Nuance. “PSRS provides a solid foundation of customers, partners and European language-solutions as we expand our business in Europe and enable broader geographical leverage for Nuance’s portfolio of healthcare products and services.”
Under terms of the agreement, consideration for the transaction is 66 million Euro, or approximately $96.1 million. Consideration comprised a cash payment of 21.7 million Euro on September 26, 2008, and a deferred payment of 44.3 million Euro to be paid in cash on September 21, 2009. Nuance expects the acquisition in fiscal 2009 to add between $36 million and $39 million in GAAP revenue; $37 million and $40 million in non-GAAP revenue after adjusting for revenue lost to purchase accounting; GAAP earnings between $0.00 and $0.01 per share; and non-GAAP earnings between $0.02 and $0.03 per share. See “Discussion of non-GAAP Financial Measures” below for further information.
“Nuance’s strong European operational performance this quarter and fiscal year provide motivation for the acquisition of PSRS,” commented Tom Beaudoin, CFO at Nuance. “In addition, our sustained performance of positive cash flows in the fourth quarter and projected cash flows in fiscal year 2009 give us confidence in funding this acquisition with cash.”
Beaudoin continued: “We anticipate that our Healthcare business will now deliver worldwide revenues in excess of $410 million in fiscal year 2009. Operating margins in our healthcare business should be up sharply, above the corporate average for the full fiscal year, as we realize the synergies from fully integrating PSRS and leverage the operational momentum in our North American healthcare business.”
Headquartered in Vienna, Austria, PSRS has proven itself a market leader in Europe with consistent customer growth and partner relationship expansion. PSRS offers speech recognition solutions in 25 languages, the most comprehensive language portfolio in healthcare, to meet virtually all medical documentation requirements regardless of location, medical vocabulary or healthcare provider’s native language. Through more than 100 integration partners worldwide, PSRS solutions can be used with healthcare IT applications found in hospitals, practices and other healthcare organizations, as well with medical transcription platforms. In addition, recent acquisitions in both Germany and Spain have further broadened its operations and capabilities for the European healthcare market.
“With multiple industry initiatives and significant government investment toward healthcare information standardization, Europe offers a large and growing market for innovative technology that improves provider productivity and the clinical documentation process,” said Marcel Wassink, CEO of Philips Speech Recognition Solutions. “Together with Nuance and our broad partner base, we believe we can accelerate access to advanced, speech-enabled solutions that enhance the way medical reports are created and shared, as well as speed the utilization of electronic medical records. In addition, we are fully committed to — and will expand upon — the benefits we deliver to our customers and partners today.”
PSRS brings many advantages to Nuance including proven solutions, a talented team of employees, a roster of premier partners and customers, and critical intellectual property that will accelerate Nuance’s strategy to transform clinical documentation across the global healthcare market. Highlights of the transaction include:
•	Rapid International Expansion - The acquisition of PSRS provides Nuance with an immediate leadership position for healthcare speech recognition solutions in Europe, with more than 8,000 installations, 100 OEM and channel partners and support for 25 languages. It also provides Nuance with a team of experienced sales, marketing, development and support personnel throughout Europe.
•	Language Portfolio - With the addition of PSRS’ expanded speech recognition vocabularies (medical, legal, insurance and correspondence) Nuance gains significant language coverage and enhanced recognition accuracy for its solutions. PSRS offers 25 continuous speech recognition languages and 150 specialty foreign language vocabularies. Nuance is also pleased to add Philip’s strong worldwide patent portfolio, primarily focused in the areas of speech recognition and associated workflow solutions and expects core recognition accuracy improvements to its speech based solutions for businesses and consumers worldwide.
•	Dedicated Distribution Channels - With more than 100 integration partners worldwide, PSRS maintains longstanding relationships with many of the largest healthcare IT vendors in the industry, including 3M Health Information Systems, Agfa Healthcare, Carestream Health, Dolbey, GE Healthcare, MedQuist, Microsoft, Philips Healthcare and Siemens Healthcare. These partners provide speech driven solutions for hospital information systems, electronic medical record (EMR) systems, picture archiving and communication (PACS) systems, departmental information systems (radiology, cardiology, pathology, etc.), reporting workflow applications and transcription platforms. Nuance will leverage the PSRS partner channel to expand its delivery of speech enabled clinical documentation and communication solutions in the European healthcare market, where speech recognition is becoming ubiquitous.
•	Strong Customer Base - With more than 8,000 SpeechMagic deployments, PSRS’ established customer base of leading healthcare provider organizations can be leveraged to generate new opportunities for Nuance’s existing healthcare product portfolio, accelerating Nuance’s global strategy to radically improve speech driven clinical documentation and communication through the delivery of innovative technology solutions. Customers include numerous NHS Trusts (UK), several complete Health Regions throughout Spain, Norway, Denmark and Italy and a large number of hospitals in the Benelux, Germany, France, Sweden, Finland, Austria, the Middle East, Asia Pacific and Latin America.
•	Robust Solutions Portfolio - PSRS provides a robust set of core speech recognition and workflow solutions including SpeechMagic, an award winning speech recognition platform that enables healthcare IT systems providers to deliver seamlessly integrated digital dictation and speech recognition capabilities to hospitals, clinics and group practices. Nuance will add SpeechMagic to its existing portfolio of market leading OEM solutions, which include Dragon® Medical SDK and PowerScribe® SDK. Nuance plans to continue to fully support all PSRS customers and partners worldwide moving forward.
PSRS’ solutions will become an integral part of Nuance’s healthcare portfolio of proven, speech-enabled clinical documentation and communication solutions including Dragon Medical for real-time medical speech recognition, the eScription on-demand platform for computer aided medical transcription, the Dictaphone Enterprise Express on-premise platform for integrated transcription workflow and speech recognition, and radiology solutions including PowerScribe®, RadWhere™, RadPort™, RadCube™, and Veriphy™ critical test results management. Nuance’s healthcare solutions are used by leading healthcare provider organizations including Baptist Health System, BannerHealth, Children’s Hospital of Pennsylvania, MeritCare Health System, New England Medical Center, Spectrum Health and SunHealth. For more information on all of Nuance’s Healthcare solutions please visit: http://www.nuance.com/dictaphone/
Royal Philips Electronics
Royal Philips Electronics of the Netherlands (NYSE: PHG, AEX: PHI) is a diversified Health and Well-being company, focused on improving people’s lives through timely innovations. As a world leader in healthcare, lifestyle and lighting, Philips integrates technologies and design into people-centric solutions, based on fundamental customer insights and the brand promise of “sense and simplicity”. Headquartered in the Netherlands, Philips employs approximately 133,000 employees in more than 60 countries worldwide. With sales of EUR 27 billion in 2007, the company is a market leader in cardiac care, acute care and home healthcare, energy efficient lighting solutions and new lighting applications, as well as lifestyle products for personal well-being and pleasure with strong leadership positions in flat TV, male shaving and grooming, portable entertainment and oral healthcare. News from Philips is located at www.philips.com/newscenter.
Nuance’s Healthcare Business
Nuance’s Healthcare Business provides a comprehensive family of speech-driven clinical documentation and communication solutions that enable healthcare provider organizations to reduce operating costs, increase reimbursement, and enhance patient care and safety. No matter the specific requirements of a healthcare provider organization, Nuance has solutions to meet its needs. For more information, please visit www.nuance.com/dictaphone/.
Nuance Communications, Inc.

Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, Dragon, RadWhere, RadPort, RadCube, SpeechMagic and Veriphy are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

CONTACT INFORMATION
Richard Mack	Holly Dewar
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: (781) 565-5000	Tel: (781) 565-5000
Email: richard.mack@nuance.com	Email: holly.dewar@nuance.com

Richter, Vanessa	Jayson Otke
Nuance Communications, Inc.	Philips Corporate Communications
Tel: +32 9 239 8031	Tel: +31-20-59 77215
Email: Vanessa.Richter@nuance.com	E-mail: jayson.otke@philips.com

Safe Harbor and Forward-Looking Statements
Statements in this press release regarding Nuance’s acquisition of Philips Speech Recognition Systems (PSRS), Nuance’s ability to offer enhanced solutions to healthcare organizations throughout Europe, the domestic and European markets for medical transaction and related services, the product and service capabilities of the combined company and the market for those products and services, future financial and operating results, expectations that the acquisition will be accretive to Nuance’s results, benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of Nuance to successfully integrate the product and service offerings of the combined company, the ability to retain PSRS’ partners and customers, and the other factors described in Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and other filings with the U.S. Securities and Exchange Commission. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.
Discussion of Non-GAAP Financial Measures
Nuance management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of Nuance’s business, for making operating decisions and for forecasting and planning for future periods. Nuance management considers the use of non-GAAP revenue helpful in understanding the performance of its business, as it excludes the purchase accounting impact on acquired deferred revenue. Nuance management also considers the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of Nuance’s business from a cash perspective. By organic performance Nuance means performance as if the company had not incurred certain costs and expenses associated with acquisitions. By continuing operations Nuance mean the ongoing results of its business excluding certain unplanned costs. While Nuance management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of Nuance’s financial performance, Nuance management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. When evaluating the prospects of a transaction, one factor Nuance management considers is the impact on, accretion or dilution of, our GAAP and non-GAAP revenue and earnings per share. Consistent with this approach, Nuance believes that disclosing non-GAAP revenue and accretion / dilution of non-GAAP earnings per share to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for revenue determined in accordance with GAAP and accretion / dilution of GAAP earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the impact of our potential acquisition of PSRS, Nuance’s management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. Nuance included revenue related to its acquisition of PSRS that Nuance would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to the financial results of Nuance’s historical operations, forward looking guidance and the financial results of its peer companies. Nuance also excluded certain expense items resulting from the acquisition to allow more accurate comparisons of Nuance’s financial results to its historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; and (ii) amortization of intangible assets associated with the acquisition. In recent years, Nuance has completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, Nuance has incurred transition and integration costs such as retention bonuses for employees of acquired companies. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of acquired entities. Nuance management believes that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of Nuance’s financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of Nuance’s historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had Nuance internally developed the technology acquired, the amortization of intangible assets would have been expensed historically, and Nuance believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. Nuance provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, Nuance management believes that the exclusion of stock-based compensation allows for more accurate comparisons of its operating results to the operating results of its peer companies. Further, Nuance management believes that excluding stock-based compensation expense allows for a more accurate comparison of Nuance’s financial results to previous periods during which Nuance’s equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on its income statement. Nuance believes that excluding non-cash interest expense and non-cash income taxes provides its senior management as well as other users of its financial statements, with a valuable perspective on the cash based performance and health of the business, including Nuance’s current near-term projected liquidity.
Other Expenses. Nuance excludes certain other expenses that are the result of other, unplanned events to measure Nuance’s operating performance as well as Nuance’s current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of Nuance’s continuing operations. Nuance assesses its operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information Nuance believes its management and the users of its financial statements are better able to understand the financial results of what Nuance considers to be its organic continuing operations.
Nuance believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view Nuance’s financial results in the way management views the operating results. Nuance further believe that providing this information allows investors to not only better understand Nuance’s financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to Nuance’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in Nuance’s financial results for the foreseeable future. In addition, other companies, including other companies in Nuance’s industry, may calculate non-GAAP net income (loss) differently than Nuance does, limiting it’s usefulness as a comparative tool. Nuance management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, Nuance’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
Estimated Per Share Impact of Philips Speech Recognition Systems

	Twelve Months Ended
	September 30, 2009
	Low	High
Total GAAP revenue	$36,000	$39,000
Purchase accounting adjustment — revenue	$1,000	$1,000

Total Non-GAAP revenue	$37,000	$40,000

Accretion (Dilution) of GAAP net income /(loss), per share	0.00	0.01
Impact of revenue lost in purchase accounting, per share	0.00	0.00
Amortization of other intangible assets, per share	0.02	0.02

Accretion/(Dilution) of non-GAAP net income/(loss), per share	0.02	0.03

Shares used in computing Accretion/Dilution on non-GAAP net income (loss), per share:

Weighted average common shares outstanding:

Basic Shares	242,000	242,000

Fully Diluted Shares	264,000	264,000